UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2013

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(877) 370-4413

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

In connection with Arlington Asset Investment Corp.’s (the “Company”) plans to make a public offering of its Senior Notes due 2023 (the “Notes”), the Company today announced preliminary estimates of certain financial data for the first quarter ended March 31, 2013.

Management has made preliminary estimates of the Company’s net income per diluted share for the quarter ended March 31, 2013 and the Company’s book value per share as of March 31, 2013. The preliminary estimates are subject to revision as the Company prepares its interim financial statements, including all disclosures required by accounting principles generally accepted in the United States (“GAAP”), as of and for the quarter ended March 31, 2013. Factors that could cause final financial results to differ from the preliminary estimates include, but are not limited to: (i) additional adjustments in the calculation of financial results for, or book value as of, the quarter end date, (ii) discovery of new information that alters expectations about first quarter 2013 results or impacts valuation methodologies underlying these results, (iii) errors in the assessment of portfolio value, and (iv) accounting changes required by GAAP.

The Company estimates that, when finally determined, for the quarter ended March 31, 2013 GAAP net income will be in the range of $0.21 to $0.25 per share. This reflects the release of deferred tax asset reserves of approximately $12.22 per share in the fourth quarter of 2012 and changes in the marked-to-market losses in agency-backed mortgage-backed securities (“MBS”) and related hedge positions during the quarter ended March 31, 2013. The Company further estimates that, when finally determined, book value per share as of March 31, 2013 will be in the range of $31.00 to $34.00. The book value per share estimate is after giving effect to the $0.875 per share quarterly dividend described below.

On March 13, 2013, the Company completed a public offering of 3,450,000 shares of Class A common stock, including 450,000 shares of Class A common stock purchased by the underwriters pursuant to an option to purchase additional shares, for net proceeds of approximately $87.0 million after deducting underwriting discounts and commissions and estimated expenses. The net proceeds of the offering were invested in 30 year fixed-rate agency-backed MBS and private-label MBS. As of March 31, 2013, the Company’s MBS portfolio consisted of approximately $1.9 billion in fair value.

On March 15, 2013, the Company’s board of directors authorized and the Company declared a dividend of $0.875 per share of Class A common stock for the first quarter of 2013. The dividend is scheduled to be paid on April 30, 2013 to shareholders of record as of the close of business on March 28, 2013.

Item 8.01.	Other Events.

In connection with the Company’s plans to make a public offering of the Notes, the Company today disclosed the below update in connection with certain litigation involving the Company.

As previously disclosed, on August 19, 2011, Hildene Capital Management, LLC filed a purported class action complaint captioned Hildene Capital Management, LLC v. Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.), FBR Capital Trust VI, FBR Capital Trust X, Wells Fargo Bank, N.A., as Trustee, and John and Jane Does 1 through 100, No. 11 Civ. 5832, in the United States District Court for the Southern District of New York. On March 22, 2013, the Plaintiffs filed a Stipulation of Voluntary Dismissal, dismissing the case with prejudice.

The information set forth above under Item 2.02 is hereby incorporated by reference into this Item 8.01.

This Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to the Company’s preliminary estimates of certain financial data for the first quarter ended March 31, 2013. Such statements are based on current expectations, estimates and projections about the Company’s business and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, the following: changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company’s assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company’s other public filings with the Securities and Exchange Commission. Readers of this Current Report on Form 8-K are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: April 23, 2013	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Treasurer